FOR IMMEDIATE RELEASE

PERRIGO REPORTS RECORD SALES, EARNINGS AND CASH FLOW FROM
OPERATIONS FOR FISCAL 2008

•	Full year revenue increased $375 million, or 26 percent, to a record $1.8 billion, including $500 million for the fourth quarter

•	GAAP net income for the full year increased 84 percent to $135.8 million, or $1.43 per share

•	Adjusted net income for the full year increased 81 percent to $150.1 million, or $1.58 per share

•	Record cash flow from operations of $248 million for the year

•	Management expects full year fiscal 2009 earnings to be in a range of $1.90 to $1.98 per share

ALLEGAN, Mich. - August 18, 2008 - Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its fourth quarter and full year ended June 28, 2008.

Perrigo’s Chairman and CEO Joseph C. Papa commented, “For the third quarter in a row, we delivered year over year record sales and earnings. We also generated $248 million in cash from operations for the year. Our team is executing well -- growing market share, managing our supply chain and delivering strong returns. And by bringing innovative new products to market, we continue to make quality healthcare more affordable at a time when consumers need to save money more than ever. We continue to invest in research and development, building our pipeline for future innovation as well.”

The Company’s reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Statements of Cash Flows and include the impact of the January 9, 2008 acquisition of Galpharm Healthcare, Ltd., a leading supplier of over-the-counter store brand pharmaceuticals in the United Kingdom. Refer to Table II at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

Fourth Quarter Results

Net sales for the fourth quarter of fiscal 2008 were a record $500.2 million, an increase of $125.9 million, or 34 percent, compared with $374.3 million last year. Reported net income was $27.5 million, or $0.29 per share, compared with net income of $18.8 million, or $0.20 per share a year ago. In the fourth quarters of fiscal 2008 and fiscal 2007, the Company recorded several net of tax charges, summarized as follows (in millions):

		2008	2007
•	Impairment of intangible asset	$6.5	$-
•	Impairment of note receivable	-	1.3
•	Inventory step-up	2.1	2.7
•	Restructuring	1.4	-
		$10.0	$4.0

Excluding the impact of the charges noted above, adjusted net income for the fourth quarter of fiscal 2008 was $37.5 million, or $0.39 per share. For the fourth quarter of fiscal year 2007, adjusted net income was $22.7 million, or $0.24 per share.

(Refer to Table II at the end of this press release for additional non-GAAP disclosure information.)

Full Year Results

Net sales for the full year ended June 28, 2008 were $1,822.1 million, compared with $1,447.4 million last year, an increase of $375 million, or 26 percent. Reported net income for the full year was $135.8 million, or $1.43 per share, compared with $73.8 million, or $0.79 per share last year. In the full years of fiscal 2008 and fiscal 2007, the Company recorded several net of tax charges, summarized as follows (in millions):

		2008	2007
•	Impairment of intangible asset	$6.5	$-
•	Impairment of note receivable	-	1.3
•	Inventory step-up	4.1	2.7
	Write-off of IPR&D	2.0	4.8
•	Restructuring	1.6	0.5
		$14.2	$9.3

Excluding the impact of the charges noted above, adjusted net income for the full year of fiscal 2008 was $150.1 million, or $1.58 per share. For the full year of fiscal 2007, adjusted net income was $83.1 million, or $0.89 per share.

(Refer to Table II at the end of this press release for additional non-GAAP disclosure information.)

Consumer Healthcare

Consumer Healthcare segment net sales for the quarter were a record $375 million, up $117 million, or 46 percent, compared with $257 million last year. The sales increase included $75 million in new product revenue, led by Omeprazole and Cetirizine, as well as strong sales in the cough/cold, analgesic and smoking cessation product categories. Reported operating income was $52.1 million, compared with $13.8 million last year. Adjusted operating income was $56.9 million, compared with adjusted operating income of $15.7 million a year ago.

For the full year of fiscal 2008, Consumer Healthcare net sales were $1,336.1 million, up $298.8 million, or 29 percent, compared with $1,037.3 million last year. The sales gain was driven by new product sales of $191 million, largely Omeprazole, Cetirizine and smoking cessation products. Reported operating income was $172.7 million, compared with $70.5 million a year ago. Adjusted operating income was $180.7 million, compared with adjusted operating income of $73.4 million last year.

Rx Pharmaceuticals

The Rx Pharmaceutical segment reported fourth quarter net sales of $38.4 million, including $1.4 million of service and royalty revenue. This represents a decrease of $5.7 million, or 13 percent, compared with $44.1 million last year, of which $5.0 million was service and royalty revenue. There was a reported operating loss of $5.8 million as a result of a $10.3 million product-related intangible write-off.

For the full year of fiscal 2008, net sales were $161.3 million, including $24.3 million of service and royalty revenue and an $8.5 million payment for termination of a license agreement, an increase of $23.5 million, or 17 percent, compared with $137.8 million last year, of which $23.5 million was service and royalty revenue. Operating income was $21.4 million, slightly below last year’s $24.0 million.

API

API segment fourth quarter net sales were $38.3 million, compared with $33.6 million last year, an increase of 14 percent. Operating income was $3.8 million, compared with $4.2 million last year. For the full year of fiscal 2008, net sales were $149.6 million, up $27.5 million, or 22 percent, from $122.1 million last year. Operating income was $20.5 million, compared with $19.1 million a year ago.

Other

The Other category, consisting of Israel Consumer Products and Israel Pharmaceutical and Diagnostic Products segments, reported fourth quarter net sales of $48.8 million, compared with $39.3 million a year ago, an increase of 24 percent. Operating income was $2.1 million, compared with $1.1 million last year. For the full year of fiscal 2008, net sales were $175.2 million, up $25 million, or 17 percent, compared with $150.2 million last year. Operating income was $9.0 million, compared with $8.0 million last year.

Outlook

The Company’s expected range of EPS for the full fiscal year 2009 is $1.90 to $1.98 per share. This outlook reflects certain key assumptions, some of which are listed below:

•	Revenue growth in the range of 13 to 18 percent
•	Overall operating margins between 12 and 14 percent
•	Full-year tax rate approximating 28 percent
•	Cash from operations in the range of $210 million to $240 million
•	Research & Development investment continuing at 4 percent of sales
•	Capital expenditures of $55 to $70 million for building manufacturing capacity, training and development facilities and other investments to fuel growth

Perrigo’s Chairman and CEO Joseph C. Papa concluded, “We are very pleased with the results the Company achieved this year. The team’s efforts resulted in the best sales and earnings in our 120 year history. The bar has been raised as we enter 2009, and we look forward to another successful year, growing the business while maintaining our focus on quality.”

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes over-the-counter (OTC) and prescription pharmaceuticals, nutritional products, active pharmaceutical ingredients (API) and consumer products. The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of manufacturing facilities are the United States, Israel, Mexico and the United Kingdom. Visit Perrigo on the Internet (http://www.perrigo.com).

 Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections.

While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 28, 2008, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Arthur J. Shannon, Vice President, Investor Relations and Communication
(269) 686-1709
E-mail: ajshannon@perrigo.com

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Fiscal Year
	2008	2007	2006

Net sales	$1,822,131	$1,447,428	$1,366,821
Cost of sales	1,271,170	1,052,402	972,380
Gross profit	550,961	395,026	394,441

Operating expenses
Distribution	31,023	28,426	27,334
Research and development	72,191	66,480	52,293
Selling and administration	245,169	191,336	191,870
Subtotal	348,383	286,242	271,497
Write-off of in-process
research and development	2,786	8,252	-
Restructuring	2,312	879	8,846
Total	353,481	295,373	280,343

Operating income	197,480	99,653	114,098
Interest, net	17,233	16,020	15,207
Other income, net	(197)	(5,421)	(7,044)

Income before income taxes	180,444	89,054	105,935
Income tax expense	44,671	15,257	34,535

Net income	$135,773	$73,797	$71,400

Earnings per share
Basic	$1.46	$0.80	$0.77
Diluted	$1.43	$0.79	$0.76

Weighted average shares outstanding
Basic	93,124	92,230	92,875
Diluted	95,210	93,807	94,105

Dividends declared per share	$0.195	$0.178	$0.168

PERRIGO COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 28,	June 30,
Assets	2008	2007
Current assets
Cash and cash equivalents	$318,604	$30,305
Investment securities	560	49,110
Accounts receivable	350,272	282,045
Inventories	399,972	295,114
Current deferred income taxes	43,342	41,400
Income taxes refundable	6,883	-
Assets held for sale	2,746	2,746
Prepaid expenses and other current assets	34,480	18,340
Total current assets	1,156,859	719,060

Property and equipment
Land	31,136	27,681
Buildings	258,224	238,471
Machinery and equipment	456,480	397,944
	745,840	664,096
Less accumulated depreciation	388,945	333,024
	356,895	331,072

Restricted cash	400,000	422,000
Goodwill	282,417	196,218
Other intangible assets	229,327	159,977
Non-current deferred income taxes	74,737	54,908
Other non-current assets	74,842	41,919
	$2,575,077	$1,925,154

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$253,307	$164,318
Notes payable	-	11,776
Payroll and related taxes	77,140	46,226
Accrued customer programs	53,668	48,218
Accrued liabilities	56,958	47,333
Accrued income taxes	-	29,460
Current deferred income taxes	24,493	17,125
Current portion of long-term debt	20,095	15,381
Total current liabilities	485,661	379,837

Non-current liabilities
Long-term debt	895,095	650,762
Non-current deferred income taxes	139,212	103,775
Other non-current liabilities	121,394	36,311
Total non-current liabilities	1,155,701	790,848

Shareholders' equity
Preferred stock, without par value, 10,000 shares authorized	-	-
Common stock, without par value, 200,000 shares authorized	488,537	519,419
Accumulated other comprehensive income	155,184	56,676
Retained earnings	289,994	178,374
Total shareholders' equity	933,715	754,469
	$2,575,077	$1,925,154

Supplemental Disclosures of Balance Sheet Information
Allowance for doubtful accounts	$9,931	$9,421
Working capital	$671,198	$339,223
Preferred stock, shares issued	-	-
Common stock, shares issued	93,311	93,395

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year
	2008	2007	2006
Cash Flows (For) From Operating Activities
Net income	$135,773	$73,797	$71,400
Adjustments to derive cash flows
Write-off of in-process research and development	2,786	8,252	-
Depreciation and amortization	69,231	58,032	56,604
Asset impairment	10,346	2,034	7,783
Share-based compensation	8,469	8,953	9,485
Deferred income taxes	6,442	(1,371)	(5,804)
Sub-total	233,047	149,697	139,468

Changes in operating assets and liabilities, net of
asset and business acquisitions and restructuring
Accounts receivable	(38,742)	(36,812)	(31,085)
Inventories	(72,480)	18,786	(31,681)
Income taxes refundable	(6,883)	-	-
Accounts payable	67,638	(19,186)	38,312
Payroll and related taxes	27,046	(4,956)	12,173
Accrued customer programs	5,450	(1,316)	7,868
Accrued liabilities	4,085	2,063	(14,476)
Accrued income taxes	20,679	15,272	(10,277)
Other	8,467	5,375	16,229
Sub-total	15,260	(20,774)	(12,937)
Net cash from operating activities	248,307	128,923	126,531

Cash Flows (For) From Investing Activities
Purchase of securities	(176,298)	(335,016)	(60,773)
Proceeds from sales of securities	208,097	312,521	51,492
Issuance of note receivable	-	(1,000)	(3,000)
Additions to property and equipment	(44,824)	(45,014)	(36,427)
Proceeds from sales of property and equipment	-	2,613	-
Acquisition of assets	(12,401)	(59,538)	-
Acquisition of business, net of cash	(83,312)	-	-
Equity investment	(12,500)	-	-
Net cash for investing activities	(121,238)	(125,434)	(48,708)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(11,776)	(8,295)	(5,287)
Borrowings of long-term debt	465,000	130,000	60,000
Repayments of long-term debt	(225,801)	(90,000)	(95,000)
Tax effect of stock transactions	6,603	1,470	(861)
Issuance of common stock	32,210	15,362	8,056
Repurchase of common stock	(78,164)	(22,464)	(28,330)
Cash dividends	(18,219)	(16,476)	(15,613)
Net cash from (for) financing activities	169,853	9,597	(77,035)

Net increase in cash and cash equivalents	296,922	13,086	788
Cash and cash equivalents, at beginning of period	30,305	19,018	16,707
Effect of exchange rate changes on cash	(8,623)	(1,799)	1,523
Cash and cash equivalents, at end of period	$318,604	$30,305	$19,018

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	$37,111	$36,020	$34,741
Interest received	$21,664	$20,079	$21,464
Income taxes paid	$32,718	$12,896	$47,133
Income taxes refunded	$7,693	$11,316	$7,939

Table I
PERRIGO COMPANY
SEGMENT INFORMATION
(in thousands)
(unaudited)

	Fourth Quarter		Fiscal Year
	2008	2007	2008	2007
Segment Sales
Consumer Healthcare	$374,645	$257,272	$1,336,140	$1,037,305
Rx Pharmaceuticals	38,425	44,087	161,271	137,797
API	38,313	33,636	149,553	122,143
Other	48,818	39,301	175,167	150,183
Total	$500,201	$374,296	$1,822,131	$1,447,428

Segment Operating Income (Loss)
Consumer Healthcare	$52,105	$13,752	$172,654	$70,522
		-2034		-2034
Rx Pharmaceuticals	(5,774)	6,949	21,386	23,996
API	3,752	4,221	20,475	19,072
Other	2,066	1,078	8,988	8,037
Unallocated expenses	(10,312)	(3,251)	(23,237)	(13,722)
	-2.8%	-1.3%	-1.7%	-1.3%
Write-off of in-process R&D	-	-	(2,786)	(8,252)
Total	$41,837	$20,715	$197,480	$97,619

Table II
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Fourth Quarter		Fiscal Year
	2008	2007	2008	2007

Net sales	$500,201	$374,296	$1,822,131	$1,447,428

Reported gross profit	$144,934	$106,167	$550,961	$395,026
Inventory step-up - Glades	-	4,573	-	4,573
Inventory step-up - Galpharm	2,878	-	5,756	-
Impairment of intangible asset	10,346	-	10,346	-
Adjusted gross profit	$158,158	$110,740	$567,063	$399,599
Adjusted gross profit %	31.6%	29.6%	31.1%	27.6%
Restructuring (benefits) costs - Michigan Plants	-	(2,034)	-	(2,034)

Reported operating income	$41,837	$22,749	$197,480	$99,653
Inventory step-up - Glades	-	4,573	-	4,573
Inventory step-up - Galpharm	2,878	-	5,756	-
	0.6%	0.0%	0.3%	0.0%
Impairment of note receivable	-	2,034	-	2,034
Impairment of intangible asset	10,346	-	10,346	-
Restructuring (benefits) costs - Michigan Plants	-	(69)	-	879
Restructuring costs - West Coast	143	-	491	-
Restructuring costs - United Kingdom	1,821	-	1,821	-
Write-off of in-process R&D - Glades acquisition	-	-	-	8,252
Write-off of in-process R&D - Galpharm acquisition	-	-	2,786	-
Adjusted operating income	$57,025	$29,287	$218,680	$115,391
Adjusted operating income %	11.4%	7.8%	12.0%	8.0%

Reported net income	$27,498	$18,771	$135,773	$73,797
Inventory step-up - Glades (5)	-	2,675	-	2,675
Inventory step-up - Galpharm (1)	2,072	-	4,144	-
Impairment of note receivable (4)	-	1,261	-	1,261
Impairment of intangible asset (3)	6,518	-	6,518	-
Restructuring (benefits) costs- Michigan Plants (2)	-	(44)	-	563
Restructuring costs - West Coast (3)	90	-	309	-
Restructuring costs - United Kingdom (1)	1,311	-	1,311	-
Write-off of in-process R&D - Glades acquisition (5)	-	-	-	4,827
Write-off of in-process R&D - Galpharm acquisition (1)	-	-	2,006	-
Adjusted net income	$37,489	$22,663	$150,061	$83,123

Diluted earnings per share
Reported	$0.29	$0.20	$1.43	$0.79
Adjusted	$0.39	$0.24	$1.58	$0.89

Diluted weighted average shares outstanding	95,076	94,063	95,210	93,807

(1)	Net of taxes at 28%
(2)	Net of taxes at 36%
(3)	Net of taxes at 37%
(4)	Net of taxes at 38%
(5)	Net of taxes at 41.5%

Table II (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Fourth Quarter		Fiscal Year
	2008	2007	2008	2007
Consumer Healthcare
Net sales	$374,645	$257,272	$1,336,140	$1,037,305

Reported gross profit	$111,037	$62,490	$377,765	$237,942
Inventory step-up - Galpharm	2,878	-	5,756	-
Adjusted gross profit	$113,915	$62,490	$383,521	$237,942
Adjusted gross profit %	30.4%	24.3%	28.7%	22.9%

Reported operating expenses	$58,932	$48,738	$205,111	$167,420
Impairment of note receivable	-	(2,034)	-	(2,034)
Restructuring benefits (costs) - Michigan Plants	-	69	-	(879)
Restructuring costs - West Coast	(143)	-	(491)	-
Restructuring costs - United Kingdom	(1,821)	-	(1,821)	-
Adjusted operating expenses	$56,968	$46,773	$202,799	$164,507
Adjusted operating expenses %	15.2%	18.2%	15.2%	15.9%

Reported operating income	$52,105	$13,752	$172,654	$70,522
Impairment of note receivable	-	2,034	-	2,034
Inventory step-up - Galpharm	2,878	-	5,756	-
Restructuring (benefits) costs - Michigan Plants	-	(69)	-	879
Restructuring costs - West Coast	143	-	491	-
Restructuring costs - United Kingdom	1,821	-	1,821	-
Adjusted operating income	$56,947	$15,717	$180,722	$73,435
Adjusted operating income %	15.2%	6.1%	13.5%	7.1%

Rx Pharmaceuticals
Net sales	$38,425	$44,087	$161,271	$137,797

Reported gross profit	$3,969	$16,331	$58,622	$57,762
Inventory step-up - Glades	-	4,573	-	4,573
Impairment of intangible asset	10,346	-	10,346	-
Adjusted gross profit	$14,315	$20,904	$68,968	$62,335
Adjusted gross profit %	37.3%	47.4%	42.8%	45.2%

Reported operating income (loss)	$(5,774)	$6,949	$21,386	$23,996
Inventory step-up - Glades	-	4,573	-	4,573
Impairment of intangible asset	10,346	-	10,346	-
Adjusted operating income	$4,572	$11,522	$31,732	$28,569
Adjusted operating income %	11.9%	26.1%	19.7%	20.7%

Unallocated
Reported operating loss	$(10,312)	$(3,251)	$(26,023)	$(21,974)
Write-off of in-process R&D - Glades acquisition	-	-	-	8,252
Write-off of in-process R&D - Galpharm acquisition	-	-	2,786	-
Adjusted operating loss	$(10,312)	$(3,251)	$(23,237)	$(13,722)